Exhibit 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

We, the undersigned Deborah M. Fretz and Colin A. Oerton, being, respectively, the President and Chief Executive Officer and the Vice President and Chief Financial Officer, of Sunoco Partners LLC, the general partner of the registrant Sunoco Logistics Partners L.P., do each hereby certify that the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the period report fairly presents, in all material respects, the financial condition and results of operations of Sunoco Logistics Partners L.P.

Date: August 7, 2003

/s/ DEBORAH M. FRETZ
Name:	Deborah M. Fretz
Title:	President and Chief Executive Officer

/s/ COLIN A. OERTON
Name:	Colin A. Oerton
Title:	Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Sunoco Logistics Partners L.P. and will be retained by Sunoco Logistics Partners L.P. and furnished to the Securities and Exchange Commission or its staff upon request.